As filed with the Securities and Exchange Commission on March 30, 2000.

                                                Registration No. 333-56083
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 AMENDMENT NO. 8
                                       TO

                                    FORM S-3

                          Registration Statement Under

                           The Securities Act of 1933

                           GLOBAL TECHNOVATIONS, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                            84-1027821
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                             Identification No.)

            7108 Fairway Drive, Suite 200, Palm Beach Gardens, FL 33418
                                 (561) 775-5756

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Mr. William C. Willis, Jr., President
                           GLOBAL TECHNOVATIONS, INC.
                          7108 Fairway Drive, Suite 200

                           Palm Beach Gardens, FL  33418
                           (561) 775-5756
           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           Copy to:
                           Michael D. Harris, Esq.
                           Michael Harris, P.A.
                           1645 Palm Beach Lakes Boulevard, Suite 550
                           West Palm Beach, Florida  33401
                           (561) 478-7077

         Approximation date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

                                                            [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.

                                                            [X]


                                          CALCULATION OF REGISTRATION FEE

                                                           Proposed               Proposed
                                                            maximum                maximum
Title of each class                                        offering               aggregate             Amount of
  of securities                     Amount to be           price per              offering            registration
to be registered                     registered              share                  price                 fee

Common Stock                           901,683(1)         $1.032 (2)                   $            $1,245.52(3)
($.001 par value)



        TOTAL REGISTRATION FEE                                                                      $1,245.52(3)
-----------------------------------------

(1) Consists of 378,300 shares of common stock issued in connection with the conversion of 5% Series A Convertible Preferred Stock ("Series A Preferred"), and 523,383 shares of common stock to be issued upon exercise of warrants.

(2) Estimated solely for the purpose of computing the registration fee based on the average of the high and low price of the Registrant's common stock in the consolidated reporting system on the American Stock Exchange on June 1, 1998.

(3) Previously paid in connection with the initial filing of this registration statement covering 3,500,000 shares of common stock. Because of the redemption of the Series A Preferred and sales under Rule 144, the number of shares of common stock covered by this registration statement has been reduced even though an additional 273,383 shares of common stock, issuable upon exercise of additional warrants, have been added.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


                           GLOBAL TECHNOVATIONS, INC.
                              CROSS REFERENCE SHEET


Form S-3 Item Numbers and Caption                                                 Heading in Prospectus
1.       Forepart of the Registration Statement and
           Outside Front Cover of Prospectus....................................    Cover  Page  of  Form  S-3  and
                                                                                    Cover Page of Prospectus

2.       Inside Front and Outside Back Cover Pages of

           Prospectus...........................................................    Inside  Front and Outside  Back
                                                                                    Cover Pages of Prospectus

3.       Summary Information, Risk Factors......................................    Not Applicable and
         and Ratio of Earning to Fixed Charges..................................    Risk Factors

4.       Use of Proceeds........................................................    Cover Page of Prospectus

5.       Determination of Offering Price........................................    Cover Page of Prospectus

6.       Dilution...............................................................    Not Applicable

7.       Selling Security Holders...............................................    Selling Stockholders

8.       Plan of Distribution...................................................    Cover  Page of  Prospectus  and
                                                                                    Plan of Distribution

9.       Description of Securities to be Registered.............................    Documents Incorporated  by
                                                                                    Reference  and  Description  of
                                                                                    Warrants

10.      Interests of Named Experts and Counsel.................................    Legal Matters and Experts

11.      Material Changes.......................................................    Recent Developments

12.      Incorporation of Certain Information By Reference......................    Documents Incorporated by
                                                                                    Reference

13.      Disclosure of Commission Position on ..................................    Part II
         Indemnification for Securities Act Liabilities

14.      Other Expenses of Issuance and Distribution............................    Part II

15.      Indemnification of Directors and Officers..............................    Part II

16.      Exhibits and Financial Statement Schedules.............................    Part II

17.      Undertakings...........................................................    Part II


                                   PROSPECTUS

                           GLOBAL TECHNOVATIONS, INC.
                         901,683 Shares of Common Stock

This Prospectus relates to an aggregate of 901,683 shares of common stock, $.001 par value per share (the "Common Stock"), of Global Technovations, Inc., formerly known as Top Source Technologies, Inc. (the "Company") being offered for sale by certain stockholders and warrantholders of the Company (the "Selling Stockholders"). These shares consist of 378,300 shares acquired in connection with the conversion of the outstanding 5% Series A Convertible Preferred Stock (the "Series A Preferred"), and 523,383 shares issuable upon the exercise of three classes of warrants (the "Warrants"). In May 1998, the Company sold to two foreign purchasers (the "Purchasers"), which are two of the Selling Stockholders, an aggregate of 1,000 shares of Series A Preferred for $1,000,000 (all of which has been converted or redeemed) and issued Warrants to purchase 250,000 shares of the Company's Common Stock ("Class A Warrants") to the Purchasers and three other corporations designated by Intercontinental Holding Company, Ltd., the Placement Agent. The Class A Warrants are exercisable at $1.10 per share. In December 1998, the Company and the Purchasers modified the Series A Preferred resulting in the Company issuing an additional 25,000
Warrants exercisable at approximately $.89 per share (the "Class B Warrants"). The Company restructured its outstanding $3,020,000 9% Convertible Notes (the "Notes") and issued to certain noteholders warrants to purchase shares of the Company's Common Stock ("Class C Warrants"). The Class C Warrants are exercisable at approximately $1.78, which price was $1.00 above market on the date of the agreement. The Series A Preferred and Warrants were issued to accredited investors pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933 (the "Securities Act") and Rule 506 thereunder. The Company was required to register the underlying shares of Common Stock. See "Description of Warrants".


     In December 1999, the Company changed its name from Top Source Technologies, Inc. to Global Technovations, Inc. in order to reflect its future plans to expand its operations internationally. As of the date of this Prospectus, the Company has no operations located outside of the United States and has derived only minimal revenue from outside of the United States. See "Risk Factors".


         As of the date of this Prospectus, the Company's officers and directors beneficially own approximately 5.61% of the Company's Common Stock. Based upon information available to the Company, no stockholder beneficially owns 5% or more of the Company's Common Stock. On March 27, 2000, the closing price of the Company's Common Stock on the American Stock Exchange was approximately $1.69.

         All of the shares of Common Stock are offered for the respective accounts of the Selling Stockholders as listed in this Prospectus under "Selling Stockholders". The Company will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. However, the Company will receive a maximum of approximately $739,372 in connection with the exercise of the 523,383 Warrants, the underlying shares of which are covered by this Prospectus. Such proceeds will be used for general corporate purposes. All of the expenses of this offering, estimated at $50,000 will be borne by the Company.

         The Company has been advised by the Selling Stockholders that the Common Stock may be offered and sold from time to time by or on behalf of the Selling Stockholders, in or through transactions or distributions (including crosses and block transactions) on the American Stock Exchange or in the over-the-counter market at market prices prevailing at the time of sale, or at negotiated prices, and in connection therewith commissions may be paid to brokers. Brokers participating in such transactions may act as agents for the Selling Stockholders. The Selling Stockholders, and any brokers participating in this offering may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them may be deemed to be underwriting compensation.

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS".



THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is March 30, 2000.

                                               AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith to files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company can be inspected and copied at the Public Reference Room maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60604-2511, and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of this material may also be obtained at prescribed rates from the Public Reference Section of the Commission, 450 Fifth Street N.W., Washington, D.C. 20549. The Commission maintains a World Wide Web site that contains reports, proxy statements and other information regarding registrants including the Company that file electronically with the Commission. The address of the site is http:\\www.sec.gov. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006.

         The Company has filed with the Commission a Registration Statement under the Securities Act with respect to the Common Stock offered by this Prospectus. This Prospectus does not contain all the information set forth in the Registration Statement certain parts of which are omitted in accordance with the rules of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement including the exhibits. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete and, where the contract or other document has been filed as an exhibit to the Registration Statement, each such statement is qualified in all respects by reference to the applicable document filed with the Commission.

         The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (other than exhibits). Requests should be directed to the Company at its principal executive offices, 7108 Fairway Drive, Suite 200, Palm Beach Gardens, Florida, 33418-3757, (561) 775-5756.

                       DOCUMENTS INCORPORATED BY REFERENCE


         On October 6, 1992, the Company's change of domicile merger from Colorado to Delaware became effective. Top Source, Inc., a Colorado corporation merged into its wholly-owned subsidiary Top Source Technologies, Inc., formerly known as Top Source, Inc., a Delaware corporation. The specifics of the merger are described in the Form 8-B filed with the Commission on November 14, 1992, which is specifically incorporated by reference into this Prospectus. As a result of the change of domicile merger, the Form 8-A, which is incorporated by reference herein, was filed with the Commission by the Company's predecessor, Top Source, Inc., a Colorado corporation.

         The  following   documents   filed  with  the   Commission  are  hereby
specifically incorporated by reference into this Prospectus:

(a) The Company's annual report on Form 10-K, for the fiscal year ended September 30, 1999;

(b) The Company's quarterly report on Form 10-Q for the quarter ended December 31, 1999;

(c) The Company's proxy statement filed January 28, 2000 pursuant to Section 14 of the Exchange Act;

(d)  Report on Form 8-K filed on October 15, 1999, as amended on
     December 13, 1999.

(e) The description of the Company's Common Stock filed by the Company predecessor, Top Source, Inc., a Colorado corporation, which is contained in the Registration Statement on Form 8-A filed on March 12, 1992, File No. 1-11046, including any amendments or reports filed for the purpose of updating such description;

(f) The description of the Company's change of domicile merger which is contained in the Registration Statement on Form 8-B filed on November 14, 1992 and any amendments and reports thereto; and

         All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the Form 10-Q for the quarter ended December 31, 1999.

         In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus or in a supplement hereto modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  RISK FACTORS

         The shares of Common Stock of the Company involve a high degree of risk, including, but not necessarily limited to the risk factors described below. Each prospective investor should carefully consider the following risk factors inherent in and affecting the business of the Company and this offering before making an investment decision. All statements, trend analysis and other information contained in this Prospectus relating to the Company's ability to complete the development of new products, its ability to consummate any acquisitions, On-Site Analysis, Inc. ("OSA, Inc."), formerly known as Top Source Instruments, Inc., future operating results, the ability of the Company to achieve profitability, marketability of the Company's on-site oil analyzer ("OSA-II"), the strategic alliance formed with Flying J, Inc. ("Flying J"), the strategic alliance with Speedco, Inc. ("Speedco"), and the potential revenues which may arise therefrom, the ability of the Company to enter into additional strategic alliances or develop new technologies and the Company's future compliance with debt covenants as well as other statements including words such as "seek", "anticipate", "believe", "plan", "estimate", "expect", "intend" and other similar expressions constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Prospectus. Some or all of the results anticipated by these forward-looking statements may not occur since these statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements. Such risks and uncertainties include those identified in this "Risk Factors" section as well as the following: the Company's ability to market OSA-IIs and new products it is developing; the acceptance of the OSA-II technology by the marketplace; a general tendency of large corporations not to change from known technology to emerging new technology; the reliability of the OSA-II technology over an extended period of time; the Company's ability to attract additional strategic partners for OSA-II and its proposed new hair-care system; and other matters which may increase the Company's current losses.

         Historical Losses. Since inception, the Company has never reported income from operations. As of December 31, 1999, the Company had a retained earnings deficit of $26,232,043. The Company has provided cash to support its operations from the income generated by Top Source Automotive, Inc. ("TSA"), the recent sale of substantially all of the assets of TSA and related assets, the sale of the assets of United Testing Group, Inc. in 1996, the sale of securities pursuant to private placements and the exercise of stock options and warrants and from borrowings from institutional and private lenders. During the last three years, the Company has shifted its primary focus toward the sale of its OSA-II, which the Company completed developing about in the summer of 1998. Previously, the Company generated only limited revenues from the sale and lease of its first generation on-site oil analyzers ("OSA-Is"). Revenue for OSA, Inc. for the year ended September 30, 1999 was $1,389,678. The identifiable assets relating to the oil analysis services segment were approximately $5,683,000, which includes the net value of the capitalized database of $1,862,000 at September 30, 1999. In order to achieve profitability, for which no assurances can be given, the Company is relying upon its ability to market and sell OSA-IIs in sufficient numbers to pay the Company's substantial fixed and other expenses. The Company believes that its marketing efforts will be successful. However, if the Company is unable to meet its goals or to have the necessary resources to sustain its marketing activities it could have a material adverse effect on the Company's business, the carrying value of the above listed assets, and the financial condition of the Company. The Company will continue to evaluate the success of the new marketing efforts as well as the carrying value of the related assets. There can be no assurances that the Company will be profitable from operations in the future.

         Reliance on On-Site Oil Analyzer. As the result of the TSA sale, the Company currently is only generating revenue from the sale of the OSA-II. Because the Company is relying upon one product, there is a substantially increased degree of risk to investors with only limited capital and no other current revenue producing assets beyond the OSA-II. The Company must develop a profitable business model in order to remain operational over the long term.

         Development of OSA-II. The Company completed the development of the new OSA-II and in August 1998 completed the assembly of and shipped the first seven OSA-IIs. However, as with the development of any new product, unforeseen delays occur and problems may be discovered. Sophisticated computer software and complex machines often encounter developmental difficulties or "bugs" which only become apparent subsequent to widespread commercial use. For example, as part of this continued internal improvement of the OSA-II, OSA, Inc. has upgraded the technology of all OSA-IIs previously sold or leased. The cost to OSA, Inc. was approximately $150,000. Problems which may arise in the operation of the OSA-IIs could have a material adverse effect upon the Company's future operations.

         Inability to Market OSA-IIs. The Company has devoted substantial resources and different approaches to marketing the OSA-Is and OSA-IIs. Although the Company's marketing efforts over the last several years have increased the number of OSAs being used, the Company has only received orders for tests or leases of multiple machines from seven companies. Without the receipt of numerous orders for multiple OSA-IIs and the generation of revenue by end-users it is not likely that the Company can profitably market and sell OSA-IIs.

         Liquidity Considerations. With the recent TSA sale, the Company believes it has sufficient liquidity until the end of calendar 2000. However, the Company is currently considering utilizing its existing cash resources in order to make acquisitions of complimentary technology or enter into business relationships with third parties that can provide products or services useful to OSA, Inc.'s existing customer base. To the extent that the Company uses cash for any proposed acquisitions rather than its securities, this could effect the Company's future liquidity. In any event, until the Company achieves profitability or acquires a profitable business it will be dependent upon obtaining additional financing in order to remain operational. There can be no assurances that the Company can complete any financing and meet its working capital needs in the future.

     Failure to Make Acquisitions. The Company has recently announced that it is actively seeking to make one or more acquisitions of profitable businesses this year. No acquisitions are imminent nor are any probable as of the date of this Prospectus. At the present time, the Company has not entered into any letters of intent to do so, although it is engaged in discussions to acquire a much larger corporation. Whether the Company will be able to consummate this acquisition or others in which the Company is currently engaged in preliminary discussions, is subject to a number of important risks and uncertainties. The Company may not be able to reach an agreement on business terms with any potential acquisition candidates. Additionally, there may be due diligence or contractual issues, which arise which preclude the Company from closing any acquisitions. Because the Company intends to primarily finance any acquisition of any other businesses with debt rather than use its common stock in order to minimize dilution, its ability to obtain the necessary financing will turn in part upon the financial condition of any targets, the nature of any target's assets, the industry in which the target operates, the profitability of any proposed acquisition targets and the condition of the financing markets at the time. To the extent that interest rates rise appreciably, this may impair the potential profitability of a proposed acquisition because of the debt service involved. The ability to obtain financing may also depend upon the Company being able to secure subordinated convertible debt. This may be a difficult obstacle because of the Company's current financial condition and lack of profitability. There can be no assurances that the Company will successfully complete any acquisitions.


         Difficulties of Absorbing Acquisitions. If the Company is successful in acquiring any other businesses, it could have difficulty in integrating the acquired corporation's personnel and operations with its own. In addition, the key personnel of the acquired business may not be willing to work for the Company. Regardless of whether the Company is successful in making one or more acquisitions, the negotiations may disrupt its on-going business, distract its management and employees, increase its expenses and adversely effects its future results of operations.


        Lack of Global Operations. Although the Company changed its name in December 1999 to Global Technovations, Inc., the Company has no operations located outside of the United States. While it plans to do so in the future, the possibility that the Company will do so within the next 12 months is very remote. Moreover, to date the Company has only generated minimal revenue from sales to customers located outside of the United States. There can be no assurances that the Company will be able to expand its operations outside of the United States or generate material revenue from sales to customers located outside of the United States.


         Potential Impact of Conversion of Preferred Stock. The Company has outstanding $3,500,000 of Series B Convertible Preferred Stock ("Series B
Preferred"). The Series B Preferred converts at a floating rate but not until January 1, 2001. The beneficial owner of the Series B Preferred is a director of the Company. The following impact may result from the conversion of Series B
Preferred:

o The lower the price of the Common Stock, the more shares will be issued upon conversion of the Series B Preferred.

o Conversion and sale of some shares increases the supply available for sale, which could further depress the market price. This could have an escalating effect and result in a further depression of the price of the Common Stock.

o The significant downward pressure on the price of the Common Stock could encourage short sales by the selling stockholders or others, which would further depress the market price for the Common Stock.

o The conversion of the Series B Preferred may result in substantial dilution to existing stockholders since the holders may ultimately convert their shares into a very large number of shares of Common Stock if such Common Stock trades at lower prices at the times of conversion.

     Potential Future Dilution. The following tables set forth certain information if all outstanding Series B Preferred was converted and Warrants exercised as of March 27, 2000. The times of convertibility and exercisability vary. See "Recent Developments " and "Description of Warrants" for information as to the first dates of convertibility and exercisability.


----------------------------- --------------------------- --------------------------- --------------------------
                               Amount Outstanding ($ or                                No. of Shares of Common
                                    No. of Shares)           Assumed Bid Price of          Stock Issuable
     Class of Security                                           Common Stock
----------------------------- --------------------------- --------------------------- --------------------------
----------------------------- --------------------------- -------------------------- ----------------------------

Series B Preferred                            $3,500,000                      $1.50                    2,734,375

                                                                              $1.00                    4,117,647

                                                                              $.875                    4,729,729

                                                                               $.60                    6,862,745

                                                                               $.40                   10,294,117

----------------------------- --------------------------- -------------------------- ----------------------------
Class A Warrants                                 250,000                                                 250,000
Class B Warrants                                  25,000                         N/A                      25,000
Class C Warrants                                 248,383                                                 248,383
Class D Warrants                                 350,000                                                 350,000
Class E Warrants                                  50,000                                                  50,000
Class F Warrants                                  50,000                                                  50,000
Class G Warrants                                 100,000                                                 100,000
Class H Warrants                                 250,000                                                 250,000
----------------------------- --------------------------- -------------------------- ----------------------------



---------------------------------------------------------------- ----------------------- -----------------------
          No. of Shares of Common Stock Issuable Upon
                         Conversion of

                           Series B                                                          Percentage of
                      Preferred and Each                            Assumed Price of       Outstanding Shares
                       Class of Warrants                              Common Stock
---------------------------------------------------------------- ----------------------- -----------------------
---------------------------------------------------------------- ----------------------- ------------------------

                           4,057,758                                              $1.50                      12%

                           5,441,030                                              $1.00                      15%

                           6,053,112                                              $.875                      17%

                           8,186,128                                               $.60                      22%

                          11,617,500                                               $.40                      28%

---------------------------------------------------------------- ----------------------- ------------------------

         Possible Loss of Stock Exchange Listing.
         The Company's Common Stock is traded on the American Stock Exchange (the "Amex"). Section 713 of the Amex Company Guide requires stockholder approval of any transaction involving the sale or issuance of Common Stock (or securities convertible into Common Stock) equals 20% or more of outstanding Common Stock and the price is less than the greater of (i) book value, or (ii) market value. The Company did not obtain approval of its stockholders to issue the Series B Preferred. The Company's goal is to redeem the Series B Preferred prior to the end of calendar 2000 since the Series B Preferred cannot be converted until January 1, 2001. If the Company cannot meet this objective, the Company shall use its best efforts to obtain stockholder approval of the issuance of the Common Stock prior to the conversion. As reflected in the first chart in the above risk factor, conversion of the Series B Preferred at a price of approximately $.69, would most likely involve a transaction relating to the issuance of 20% or more of the Common Stock of the Company. In addition to
Section 713, the Amex has the authority under Section 1003 of the Amex Company Guide to delist a security. Since they have broad authority, while certain guidelines are provided, the Amex may delist a security even if none of the guidelines are violated. Section 1003(f)(v) permits delisting if the Common Stock has been "selling for a substantial period of time at a low price per share..." if the Company fails to effect a reverse split. There can be no assurances that the Amex will not delist the Company's Common Stock. If it does so, the market will be far less liquid. In turn, this can further depress the price of the Company's Common Stock.

         Changing Technology; Competitive Factors. The OSAs represent a technological breakthrough affecting the oil analysis industry. Oil analysis is a 50-year old technology, which is widely used for diagnostic and preventative maintenance programs for equipment by various industries. Essentially, the OSAs analyze oil at the end user's location thereby avoiding the need to send petroleum samples to a central laboratory. The OSAs utilize complex computer software. In general, the computer industry is subject to rapid and significantly changing technology including potential introduction of new products and technologies, which may have a material adverse impact upon the Company's ability to market and sell OSA-IIs. Although the Company believes that it has a significant advantage over potential competitors as a result of its experience over a five-year period with the OSA technology, no assurances can be given that either a comparable or more advanced on-site oil analyzer will not be developed in the future by one or more third parties.

         Patents and Proprietary Information. Historically, the Company generated almost all of its revenue from products subject to patents and patent applications exclusively licensed to the Company. The Company has obtained patents covering various features of the OSA-Is, which are applicable to the OSA-IIs. The Company has applied for additional patents covering various features of the OSA-IIs. In addition, steps have been taken to protect trade secrets through appropriate confidentiality agreements. There can be no assurances that the patent applications for the OSA-II will be granted. The failure by the Company to obtain patents and protect its respective trade secrets could have a material adverse effect on the Company by increasing the likelihood of competition. In addition, other companies may independently develop equivalent or superior technologies and may obtain patent or similar rights with respect to them. Although the Company believes that the software for the OSA-Is and OSA-IIs has been independently developed by it, and that such technology does not infringe on the patents or violate the proprietary rights of others, there can be no assurances that the Company will not be determined to infringe upon the patents or proprietary rights of others, or that patents or proprietary rights of others will not have a material adverse effect on the ability of the Company to commercialize the OSA-IIs. Patent and technology disputes are common with high technology products and services.

         New Technologies and Other Considerations. In order to expand its current product line, the Company is introducing and developing new products, which are based on new technologies. This aspect of the Company's business involves a number of special risks. Because of these risks, the Company will, when appropriate, seek capital input and strategic partners to sell equity in suitable products and technologies to these partners in order to reduce the risks to investors. Also, the Company will seek to avoid substantial and long-term expense associated with the necessary research and development. There is the risk that the new products and technologies will not perform as expected or be cost effective. Assuming successful research and development, there remains the risks of being able to market the products and locate industry partners or others able to manufacture the products according to stringent quality control standards and in a viable economic manner. There can be no assurances that the Company will be able to successfully complete development of and successfully market these new products. Finally, there is the risk that while the Company is seeking to commercialize a new technology, a competitor will develop technologies, which are more commercially viable thereby reducing the viability of the Company's products.

         Anti-Takeover Considerations. The Company's Restated Certificate of Incorporation (the "Certificate Provisions") contains various provisions designed to deter a third party from launching a hostile takeover for the Company. In addition, the Company has adopted a Shareholder Rights Plan (the "Rights Plan"). In this Prospectus, the Certificate Provisions and the Rights Plan are collectively referred to as the "Anti-Takeover Provisions". The
Certificate Provisions consist of: (i) empowering the Board of Directors (the "Board"), without further action by the stockholders, to issue up to 5,000,000 shares of Preferred Stock in one or more series, with such designations, preferences, special rights, qualifications, limitations and restrictions as the Board may determine; (ii) establishing a classified Board whereby election of the directors is staggered and each year approximately one-third of the directors are elected for a three year term; (iii) making it difficult to remove directors for "cause" by requiring a super-majority vote of either: (1) 75% of the stockholders, or (2) 66-2/3% of the stockholders and the majority of the "disinterested directors"; (iv) providing that stockholder action taken by written consent in lieu of a meeting is prohibited unless such consent is signed by the holders of at least two-thirds of the stock; and (v) restricting stockholder nomination of directors to any stockholder with the power to vote at least 15% of the outstanding voting securities of the Company who timely complies with specific notice procedures. In connection with the Rights Plan, the Board declared a dividend of one Preferred Stock Purchase Right (the "Rights") for each outstanding share of the Company's Common Stock. The Rights permit the holders (stockholders of the Company) to purchase Series A Junior Preferred Stock. Holders of Rights have the right to acquire stock of the Company or an "acquiring entity" at one-half of market value. The Rights only become exercisable in the event, with certain exceptions, an acquiring party accumulates 15 percent or more of the Company's voting stock. These Rights may be redeemed by the Company at $.01 per Right prior to the close of business on the 15th day after a public announcement that beneficial ownership of ownership of 15% or more of the Company's voting stock has been accumulated by single acquirer or group (with certain exceptions), under specified circumstances.

         The Anti-Takeover Provisions generally make it more difficult or discourage a proxy contest or the assumption of control by a holder of a substantial block of the Company's Common Stock because it is more difficult to remove the incumbent Board. Thus, the Anti-Takeover Proposals have the affect of: (i) entrenching incumbent management, and (ii) discouraging a third party from making a tender offer at a premium over the market price or otherwise attempting to obtain control of the Company even though such an attempt could be desired by a substantial member of the Company's stockholders. The Anti-Takeover Provisions were not intended to prevent a takeover of the Company on terms, which are beneficial to the stockholders and will not do so. They may, however, deter an attempt to acquire the Company in a manner or on terms that the Board determines not to be in the best interest of its stockholders.

         Dependence on Key Personnel. The Company is currently dependent upon the efforts of the key members of its management team consisting of Mr. William C. Willis, Jr., the Company's President and Chief Executive Officer, and Mr. David Natan, the Company's Vice President and Chief Financial Officer. In addition, the Company is dependent upon Dr. John Coates, its Director of Technology, who is in charge of the group, which developed the OSA-II. In the event that one or more of these persons ceases to be employed by the Company, it may have a material adverse effect upon the Company.

         Competition. Competition in the oil analysis business is intense. With regard to the OSA-II, while the Company is not aware of any other business that markets and sells an on-site oil analysis instrument, the Company's oil analysis subsidiary, OSA, INC., competes with various oil analysis laboratories located throughout the United States. These laboratories offer service through Federal Express or other express delivery couriers and provides facsimile or other rapid delivery of oil analysis reports to the customers.

                               RECENT DEVELOPMENTS

     The Company recently announced that it is actively seeking to make one or more acquisitions during the calendar year 2000. No acquisitions are currently probable. The Company's aim is to acquire profitable businesses, which either have complimentary technology or otherwise have technological competitive advantages. As of the date of this Prospectus, the Company has not reached any agreements including letters of intent to acquire any other business. It is currently engaged in discussion to acquire a much larger corporation and has had preliminary discussions with a number of other acquisition targets. No informal or formal agreement has been reached with any other company. There can be no assurances that the Company will acquire any businesses in the future. See "Risk Factors."

     While the Company expected that it would have reached an agreement with Flying J, Inc. ("Flying J") regarding the sharing of research and development" costs for a self-service OSA-II unit by the end of March 2000, it has not done so. Discussions with Flying J management are continuing with regard to the sharing of research and development costs. Based upon discussions with Flying J management, the Company believes that they will reach an agreement as to sharing of costs during the quarter ended June 30, 2000.


                              SELLING STOCKHOLDERS

Table of Selling Stockholders

         The following table sets forth information furnished by the Selling Stockholders, with respect to the number of shares of the Company's Common Stock, including the shares of Common Stock underlying the Warrants owned by each Selling Stockholder on the date of this Prospectus, the shares offered hereby, and the number and percentage of outstanding shares to be owned by each Selling Stockholder after the offering. No Selling Stockholder has held any position, office, or had a material relationship with the Company within the past three years. The beneficial owners of Excalibur Limited Partnership,
Gundyco in Trust for RRSP 550-98866-19, H & H Securities Limited and Intercontinental Holding Company, Ltd. and San Rafael Consulting Group are
William S. Hechter, Esq., Mark Schoom, William S. Hechter, Esq., and Gerry Alexander, respectively. The Company believes Charles Ganz of Mellon Bank exercises discretion to sell the Common Stock offered by the former noteholders. For further information on the Warrants, See "Description of Warrants".


--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
Selling Stockholders   Ownership Prior    Securities Being    Ownership After    Percentage Owned   Percentage Owned
                         to Offering          Offered            Offering        Before Offering     After Offering
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
Excalibur    Limited
Partnership              527,050(1)            527,050(1)            -0-               1.74%                0%
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
Gundyco   in   Trust      63,750(2)             63,750(2)            -0-                 *                  0%
for RRSP
550-98866-19
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
H  &  H   Securities      20,500(3)             20,500(3)            -0-                  *                 0%
Limited
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
Intercontinental          21,000(4)             21,000(4)            -0-                  *                 0%
Holding
Company, Ltd.
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
San Rafael                21,000(5)             21,000(5)            -0-                  *                 0%
Consulting Group
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
Certain Former
Noteholders             248,383(6)             248,383(6)            -0-                  *                 0%
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

* Less than 1%.

(1) Represents 378,300 shares remaining from conversion of Series A Preferred and as dividends, and 131,250 and 17,500 shares underlying Class A and Class B Warrants. Previously sold a total of 242,988 shares of Common Stock under Rule 144 of the Securities Act.

 (2) Represents 56,250 and 7,500 shares underlying Class A and Class B Warrants. A total of 116,266 shares of Common Stock previously included in a Preliminary Prospectus have been sold under Rule 144 of the Securities Act.

(3)    Represents shares of Common Stock underlying Class A Warrants.

(4)    Represents shares of Common Stock underlying Class A Warrants.

(5)    Represents shares of Common Stock underlying Class A Warrants.

(6) Represents 248,383 shares of Common Stock underlying Class C Warrants held by former holders of $745,000 in principal of notes. The Company redeemed their notes in December 1998 for $496,617 and issued one Class C Warrant for each dollar of principal cancelled. The identity of the former noteholders has been withheld in accordance with the policy of the Commission's staff.


                             DESCRIPTION OF WARRANTS

        This Prospectus covers the public sale of the shares of Common Stock underlying presently exercisable Class A, Class B and Class C Warrants. In March 2000, the Company voluntarily amended the Class A Warrants to make them all exercisable. The Company received no consideration for doing so. The Company is not obligated to and does not intend to file a registration statement covering the public sale of shares of Common Stock underlying the Class D E, F, G and H Warrants issued to the Mennen Trusts until January 1, 2001. The terms of the various classes of Warrants are described below:

Class of Warrants                   Number of Warrants                Exercise Price            Expiration Date

          A                                 250,000                        $1.10                   5/7/2001

          B                                  25,000                        $ .89                  11/16/2003

          C                                 248,383                        $1.78                  12/29/2003

          D                                 350,000                        $1.94                  11/17/2008

          E                                  50,000                        $1.75                  05/01/2009

          F                                  50,000                       $2.00                   01/13/2008

         G(1)                               100,000                        $.875                   8/13/2009

          H                                 250,000                        $2.38                  10/27/2009

        (1)       50,000 are not exercisable until August 13, 2000.


15

                              PLAN OF DISTRIBUTION

        All of the shares of Common Stock are offered for sale by the Selling Stockholders as listed in this Prospectus under "Selling Stockholders". The Company will receive none of the proceeds from the sale of the shares of Common Stock by the Selling Stockholders. However, the Company will receive a maximum of approximately $739,372 in connection with the exercise of up to 250,000 Class A 25,000 Class B and 248,383 Class C Warrants, the underlying shares of Common Stock of which are covered by this Prospectus. Such proceeds will be used for general corporate purposes.

        The Company has been advised by the Selling Stockholders that the shares of Common Stock may be offered and sold from time to time by or on behalf of the Selling Stockholders, in or through transactions or distributions (including crosses and block transactions) on the American Stock Exchange, or in the over-the-counter market at market prices prevailing at the time of sale, or at negotiated prices, and in connection therewith commissions may be paid to brokers. Brokers participating in such transactions may act as agents for the Selling Stockholders. The Selling Stockholders, and any brokers participating in this offering may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them may be deemed to be underwriting compensation.

                                  LEGAL MATTERS

        The legality of the securities to be offered hereby will be passed upon for the Company by Michael Harris, P.A., 1645 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401. Attorneys employed by that law firm are the beneficial owners of 36,000 shares of Common Stock.

                                     EXPERTS

        The financial statements and schedules of Global Technovations, Inc. incorporated by reference in this Prospectus and elsewhere in the registration statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting in giving said report.

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any of the Selling Stockholders. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, imply that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

                   TABLE OF CONTENTS

                                                 Page

Available Information.......................     __

Documents Incorporated by

 Reference..................................     __

Risk Factors................................     __

Recent Developments.........................     __

Selling Stockholders........................     __

Description of  Warrants....................     __

Plan of Distribution........................     __

Legal Matters...............................     __

Experts.....................................     __








================================

================================


              GLOBAL TECHNOVATIONS, INC.

                     901,683 Shares

                          of

                     Common Stock

                   ----------------

                      Prospectus

                   ----------------





                               , 2000

================================

                                   PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the various expenses in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimates except the Commission registration fee. Such expenses will be paid by the Company. None of these expenses will be paid by the Selling Stockholders.


    Registration fee ........................................      $ 1,245.52
    Printing expenses........................................      $   100.00
    Accounting fees and expenses.............................      $20,000.00
    Legal fees and expenses (other than Blue Sky)............      $28,000.00
    Blue Sky fees and expenses...............................      $      .00
    Miscellaneous............................................      $   654.48
               Total.........................................      $50,000.00


Item 15. Indemnification of Directors and Officers.

         The Company's amended and restated certificate of incorporation provides that the Company shall indemnify its current and former officers and directors against expenses reasonably incurred by or imposed upon them in connection with or arising out of any action, suit or proceeding in which they may be involved or to which they may be made parties by reason of their being or having been a director or officer of the Company, or at its request, of any other corporation which it is a stockholder or creditor and from which such officers and directors are not entitled to be indemnified by (whether or not they continue to be directors or officers at the time of imposing or incurring such expense), except in respect of matters as to which they shall be finally adjudged in such action, suit or proceeding liable for negligence or misconduct. In the event of settlement of any such action, suit or proceeding, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Company is advised by counsel that the persons to be indemnified did not commit a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which such persons may be entitled.

         In addition, the Company has entered into indemnification agreements with its executive officers and directors. These agreements provide that the Company shall indemnify its executive officers and directors, if by reason of their corporate status, they are or are threatened to be made parties to any third-party proceedings, to the fullest extent provided by Delaware law. The agreements provide for indemnification against expenses, judgments, penalties, fines and amounts paid in settlement, actually and reasonably incurred by them or on their behalf in connection with such proceeding or any claim, issue or matter therein if (i) they acted in good faith; (ii) they reasonably believed in the case of conduct in their official capacity with the Company that their conduct was in the Company's best interests or in all other cases, that their conduct was at least not opposed to the Company's best interests; (iii) with respect to any criminal proceeding, they had no reasonable cause to believe their conduct was unlawful; and (iv) with respect to an employee benefit plan they reasonably believed their conduct to be in the best interests of the participants and/or beneficiaries of the plan. The indemnification agreements also provide indemnification in direct and derivative actions provided such officers or directors acted in good faith and in a manner they reasonably believed to be not opposed to the best interests of the Company. Such officers or directors are not entitled to indemnification in connection with any proceeding charging improper personal benefits to such officers or directors, whether or not involving action in their official capacity, in which they were judged liable on the basis that personal benefit was improperly received by them.

         INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE SECURITIES ACT AND IS THEREFORE UNENFORCEABLE.


Item 16.          Exhibits.

4.                Form of Common Stock Certificate (1)
4.3               Form of Amended Class A Warrants(20)
4.5               Form of Private Securities Subscription Agreement (2)
4.6               Form of Class B Warrants (3)
4.7                Form of Class C Warrants (4)
4.8               Form of Stock Purchase Agreement (Series B Preferred) (5)
4.9               Third Certificate of Designation (5)
4.10              Form of Class E Warrants(20)
4.11              Form of Class F Warrants (5)
4.12              Amended Form of Class G Warrants(20)
4.13              Form of Class H Warrants(20)
5.                Opinion of Michael Harris, P.A. (4)
23.1              Consent of Arthur Andersen LLP
23.2              Consent of Michael Harris, P.A. (7)
99                Speedco, Inc. Long-Term Lease (8)
99.1              Flying J. Inc. Agreement (8)
99.2              Amendment to Note Purchase Agreement (4)
99.3              SPX Agreement (8)
99.4              Staveley, Inc. plc Agreement (8)
99.5              Onkyo America Asset Purchase Agreement (9)
99.6              Mennen Trust Convertible Note (8)
99.7              Agreement with Mennen Trusts (5)
99.8              First Amendment to Lease of On-Site Analysis, Inc. (11)
99.9              Shareholder Rights Plan (12)
99.10             First Amendment to Shareholder Rights Plan (13)
99.11             Second Amendment to Shareholder Rights Plan (14)
99.12             Employment Agreement of David Natan (15)
99.13             Lease of office space, Palm Beach Gardens, FL (16)
99.14             Employment Agreement of William C. Willis, Jr. (17)
99.15             Asset Purchase Agreement - NCT Audio Products, Inc. (18)
99.16             Amendment to Asset Purchase Agreement - NCT Audio Products, Inc. (19)
99.17             Second Amendment to Asset Purchase Agreement - NCT Audio Products, Inc. (3)
99.18             BioTek Environmental, Inc. Agreement (5)


(1)               Contained in Registration Statement on Form 8-A filed March 12, 1992.
(2)               Contained  in Form 10-Q for the  period  ended  March 31,  1998  filed on May 20,  1998  (Item 6,
                  Exhibit 10.1).
(3)               Contained in  Registration  Statement on Form S-3/A No. 5 filed on May 21, 1999 (Item 16, Exhibit
                  4.6)

(4)               Contained in Registration Statement on Form S-3/A No. 4 filed on January 29, 1999.
(5)               Contained in Form 10-K/A No. 1 for the year ended September 30, 1998
(6)               Contained in the Form 10-K for the year ended September 30, 1998 (Item 14, Exhibit 10.20).
(7)               Contained in Opinion of Michael Harris, P.A.
(8)               Contained in Registration Statement on Form S-3/A No. 6 filed on September 3, 1999.
(9)               Contained in Form 8-K filed on October 15, 1999.
(10)              Confidential Treatment Requested.
(11)              Contained in the documents filed with the Securities and Exchange Commission in conjunction with the 9/30/94 Form 10-K
(12)              Contained in Form 8-K dated January 5, 1995.
(13)              Contained in the Form 8-K/A dated July 17, 1995.
(14)              Contained in the Form 8-K/A No. 2 dated December 5, 1995
(15)              Contained in Amendment No. 3 to the Registration Statement on Form S-3 filed September 27, 1995
(16)              Contained in documents  filed with the Securities and Exchange Commission in  conjunction  with the  September 30, 1995 Form 10-K.
(17)              Contained in documents filed with the Securities and Exchange Commission in conjunction with the September 30, 1997 Form 10-K/A No. 3
(18)              Contained in documents filed with the Securities and Exchange Commission in conjunction with the June 30, 1998 Form 10-Q.
(19)              Contained as an exhibit to the November 6, 1998 Proxy Statement.
(20)              Contained in Amendment No. 7 to the Registration Statement on Form S-3 filed March 9, 2000.


Item 17.          Undertakings.

         The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:

                   (i) To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933
                           (the "Securities Act");

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

         (6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (see Item 15 above), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the
                  Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act or 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-3 and has duly caused this Amendment No. 8 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on this 30th day of March, 2000.

                              GLOBAL TECHNOVATIONS, INC.

                              By: /s/William C. Willis, Jr.
                                  William C. Willis, Jr.
                                  Chairman, President and CEO
                                  (Chief Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 7 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Name                                             Title                               Date
/s/ William C. Willis, Jr.                      Director                         March 30, 2000
William C. Willis, Jr.

/s/ David Natan                         Vice President and CFO                   March 30, 2000
David Natan                            (Principal Financial and
                                      Accounting Officer) and Director

/s/ Ronald Burd                                Director                          March 30, 2000
Ronald Burd

/s/ G. Jeff Mennen                             Director                          March 30, 2000
G. Jeff Mennen

/s/ L. Kerry Vickar                            Director                          March 30, 2000
L. Kerry Vickar





Exhibit No.           EXHIBIT INDEX
4                 Form of Common Stock Certificate (1)
4.3               Form of Amended Class A Warrants(20)
4.5               Form of Private Securities Subscription Agreement (2)
4.6               Form of Class B Warrants (3)
4.7                Form of Class C Warrants (4)
4.8               Form of Stock Purchase Agreement (Series B Preferred) (5)
4.9               Third Certificate of Designation (5)
4.10              Form of Class E Warrants(20)
4.11              Form of Class F Warrants (5)
4.12              Amended Form of Class G Warrants(20)
4.13              Form of Class H Warrants(20)
5.                Opinion of Michael Harris, P.A. (4)
23.1              Consent of Arthur Andersen LLP
23.2              Consent of Michael Harris, P.A. (7)
99                Speedco, Inc. Long-Term Lease (8)
99.1              Flying J. Inc. Agreement (8)
99.2              Amendment to Note Purchase Agreement (4)
99.3              SPX Agreement (8)
99.4              Staveley, Inc. plc Agreement (8)
99.5              Onkyo America Asset Purchase Agreement (9)
99.6              Mennen Trust Convertible Note (8)
99.7              Agreement with Mennen Trusts (5)
99.8              First Amendment to Lease of On-Site Analysis, Inc. (11)
99.9              Shareholder Rights Plan (12)
99.10             First Amendment to Shareholder Rights Plan (13)
99.11             Second Amendment to Shareholder Rights Plan (14)
99.12             Employment Agreement of David Natan (15)
99.13             Lease of office space, Palm Beach Gardens, FL (16)
99.14             Employment Agreement of William C. Willis, Jr. (17)
99.15             Asset Purchase Agreement - NCT Audio Products, Inc. (18)
99.16             Amendment to Asset Purchase Agreement - NCT Audio Products, Inc. (19)
99.17             Second Amendment to Asset Purchase Agreement - NCT Audio Products, Inc. (3)
99.18             BioTek Environmental, Inc. Agreement (5)
(1)               Contained in Registration Statement on Form 8-A filed March 12, 1992.
(2)               Contained  in Form 10-Q for the  period  ended  March 31,  1998  filed on May 20,  1998  (Item 6,
                  Exhibit 10.1).
(3)               Contained in  Registration  Statement on Form S-3/A No. 5 filed on May 21, 1999 (Item 16, Exhibit
                  4.6)
(4)               Contained in Registration Statement on Form S-3/A No. 4 filed on January 29, 1999.
(5)               Contained in Form 10-K/A No. 1 for the year ended September 30, 1998
(6)               Contained in the Form 10-K for the year ended September 30, 1998 (Item 14, Exhibit 10.20).
(7)               Contained in Opinion of Michael Harris, P.A.
(8)               Contained in Registration Statement on Form S-3/A No. 6 filed on September 3, 1999.
(9)               Contained in Form 8-K filed on October 15, 1999.
(10)              Confidential Treatment Requested.
(11)              Contained in the documents filed with the Securities and Exchange Commission in conjunction with the 9/30/94 Form 10-K
(12)              Contained in Form 8-K dated January 5, 1995.
(13)              Contained in the Form 8-K/A dated July 17, 1995.
(14)              Contained in the Form 8-K/A No. 2 dated December 5, 1995
(15)              Contained in Amendment No. 3 to the Registration Statement on Form S-3 filed
                  September 27, 1995
(16)              Contained in documents  filed with the Securities and Exchange
                  Commission  in  conjunction  with the  September 30, 1995 Form
                  10-K.
(17)              Contained in documents filed with the Securities and Exchange Commission in conjunction with the September 30, 1997 Form 10-K/A No. 3
(18)              Contained in documents filed with the Securities and Exchange Commission in conjunction with the June 30, 1998 Form 10-Q.
(19)              Contained as an exhibit to the November 6, 1998 Proxy Statement.
(20)              Contained in Amendment No. 7 to the Registration Statement on Form S-3 filed March 9, 2000.
